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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



As independent certified public accountants, we hereby consent to the use of our reports dated:


    Report Date:             Financial Statements of:
    ------------             ------------------------

    January 21, 1998         The Orlando Predators Entertainment, Inc.

    May 30, 1997             Orlando Predators, a Division of Orlando
                             Predators, Ltd.

and to the reference made to our firm under the caption "Experts" included in or made part of this SB-2 Registration Statement.





                                        AJ. ROBBINS, P.C.
                                        CERTIFIED PUBLIC ACCOUNTANTS
                                              AND CONSULTANTS



Denver, Colorado
May 20, 1998